Exhibit 10.15

AMENDMENT NO. 1 TO CLINICAL STUDY AGREEMENT

This Amendment No. 1 (this “Amendment”) is made and entered into this 25th, day of June, 2015 (“Effective Date”), by and between The University of Texas M.D. Anderson Cancer Center, 1515 Holcombe Boulevard, Houston, Texas 77030 (“M.D. Anderson”), a member institution of The University of Texas System (“System”), and Genprex, Inc. (“Sponsor”).

WHEREAS, the parties desire to amend that certain Clinical Study Agreement by and between the parties hereto dated February 10, 2014, for conduct of the study entitled “Phase I/II Clinical Trial combining FUS1-Nanoparticles and Erlotinib in Stage IV Lung Cancer” (the “Clinical Study Agreement”);

WHEREAS, Sponsor desires to conduct research and submit regulatory filings with a view toward obtaining marketing approval of the Study Drug in the United States and other jurisdictions, and for such purposes it is required that Sponsor obtain individual medical data with respect to Study Subjects who participated in the Phase I Clinical Study and in the Study (as such capitalized terms are defined in the Clinical Trial Agreement). Therefore, in consideration of the covenants set forth herein, the parties have agreed as follows:

1.	Unless otherwise specifically defined in this Amendment capitalized terms herein shall have the meanings attributed to them in the Clinical Study Agreement.

2.	For purposes hereof, the term “Patient Data” means all data and information regarding any Study Subject in the Phase I Clinical Study or the Study that is recorded and kept in M.D. Anderson’s records.

3.	M.D. Anderson will transfer to Sponsor all Patient Data requested by Sponsor as soon as reasonably possible. The Patient Data will be transmitted to Sponsor by electronic means using formats and media acceptable to M.D. Anderson and Sponsor.

4.	All Patient Data transmitted to Sponsor hereunder that is “Protected Health Information” or “PHI” as those terms are defined in the IND Transfer and Data Use Agreement between the parties hereto dated October 14, 2013, shall be subject to the terms and conditions of that IND Transfer and Data Use Agreement.

5.	Sponsor will pay to M.D. Anderson the sum of Five Hundred Dollars ($500) per Study Subject whose records are transmitted electronically hereunder. It is understood that thirty-two (32) Study Subjects were enrolled in the Phase I Clinical Trial, and Sponsor is initially requesting only the records of those thirty-two Study Subjects, therefore Sponsor will pay to M.D. Anderson Sixteen Thousand Dollars ($16,000) for electronic transfer of those records when this Amendment is fully executed by the parties, and M.D. Anderson will transmit all Patient Data requested by Sponsor with respect to these Study Subjects of the Phase I Clinical Trial as soon as reasonably possible after such payment is received. Thereafter, M.D. Anderson will from time to time, as reasonably requested by Sponsor, electronically transfer Patient Data with respect to additional subjects of the Phase I Clinical Trial and of the Study as may be requested by Sponsor, and will thereafter submit invoices to Sponsor for such transfer at the rate of Five Hundred Dollars ($500) per Study Subject whose records are electronically transferred, which invoices will be due upon receipt and will be paid by check or wire transfer at the address or in the manner designated in the invoice.

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6.	The address for notices to Sponsor pursuant to paragraph 10.5 of the Clinical Study Agreement is amended to be as follows: Genprex, Inc., Attn: Chief Executive Officer, 3300 Bee Cave Road, Suite 650 #227, Austin, Texas 78746, with a copy to Wilson & Varner, LLP, 7004 Bee Cave Road, Bldg. 1, Suite 100, Austin, Texas 78746.

7.	Except as specifically amended herein, the Clinical Study Agreement will remain in full force and effect.

In witness whereof, M.D. Anderson and Sponsor hereby enter into this Amendment, effective as of the date first set above, and execute two original counterparts.

GENPREX, INC.

By:	/s/ Rodney Varner
Rodney Varner, Chief Executive Officer

M.D. ANDERSON CANCER CENTER

By:	/s/ Jaime Farias

Name:	Jaime Farias, MBA

Title:	Assistant Director, Sponsored Programs

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